Exhibit 10.10

Contract No.:________

Annual Framework Contract for Video Production

Party A: Guangxi JD Xinjie E-commerce Co. Ltd.

Party B: Leshare Star (Beijing) Technology Co., Ltd.

In accordance with the Contract Law of the People’s Republic of China as well as other relevant laws and regulations, Party A and Party B, through friendly consultation, enter into this contract on [October] [31], [2019], in [Daxing] District, [Beijing], and hereby abide by it.

1	Definition

1.1	JD: Party A and its subsidiaries, branch companies and branch offices or the companies that Party A considers to be associated with Party A are collectively referred to as “JD”. The rights and obligations mentioned in this agreement to be exercised and performed by Party A or “JD” shall be performed separately by the companies responsible for the corresponding region and business scope within “JD”, and such companies shall not be jointly and severally liable to each other. This agreement shall be signed by Party A as the representative of “JD” with Party B. Party A agrees to assume all rights and obligations set forth herein to Party A or “JD” and settle accounts with Party A or “JD” separately; Meanwhile, Party B shall provide services for to Party A or “JD” and issue invoices in accordance with this contract and the attachments.

1.2	Affiliated company: It refers to a legal entity that controls a party, is controlled by a party, or is controlled by the same company as such party. “Company” here means any one-person company, limited liability company or joint stock limited company; “Control” refers to the ability, directly or indirectly, to affect the management of the company in question, whether through ownership, voting shares, agreements or other means determined by the people’s court.

1.3.	Intellectual property rights: It refers to the rights owned focusing on any of the following items: Inventions, discoveries, improvements, utility models, appearance design, copyrighted works, industrial design or curing molds, algorithms, data structures, trade secrets or proprietary technologies, confidential information, or ideas of commercial value. Intellectual property rights also include trademarks, decorations, trade names, domain names, and other marks that indicate or highlight that certain goods or service originates from an entity or is controlled by an entity. Intellectual property rights include all rights of any nature focusing on computer software and data and all intangible rights or privileges similar in nature to such rights in any part of the world under any circumstances, as well as the right to apply for and to register such rights.

2	Cooperation contents

2.1	Party A hereby entrusts Party B to provide creative video shooting and production services, and Party B accepts the entrustment and carries out the work.

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2.2	This contract is a framework contract, and the term of cooperation starts from [October] [31], [2019] and ends on [October] [30], [2020].

2.3	Place of delivery: Party B shall send the original video to Party A’s office or other place designated by Party A according to Party A’s requirements upon completion of the video production results.

2.4	Service contents: Party B shall provide services in accordance with the provisions hereof and the attachments, as detailed in the attached Service Contents and Assessment Criteria.

2.5	Detailed requirements for progress nodes: Please refer to the attached Service Contents and Assessment Criteria.

2.6	Acceptance criteria of service results: Please refer to the attached Service Contents and Assessment Criteria for details. If relevant service contents need to be recorded or approved by government departments or industry institutions, the obtained relevant records or approval documents shall prevail.

3	Price and payment method

3.1	Form of contract price: Fixed unit price contract (fixed unit price contract/fixed total price contract); The prices and expenses stated in the attached Fee Details and Payment Method to this contract are all closed prices including tax, including but not limited to video shooting costs, video post-editing costs, labor costs, guest costs, venue and equipment rental costs, sample costs, taxes, commission fees, packaging costs, transportation costs, installation and debugging related costs, insurance expenses, maintenance fees, profits, acceptance inspection fees, all kinds of risk expenses and all tax-inclusive expenses of spare parts during the warranty period, and it also includes all the costs of ancillary services (such as training, debugging, testing, etc.) and after-sales services that Party B shall provide to fulfill its obligations hereunder.

3.2	If the state adjusts the VAT rate in this contract, Party A shall have the right to adjust the tax rate in the amount payable. The specific adjustment method is: The tax-inclusive amount payable = [the tax-inclusive amount in the original contract/(1+ the VAT rate of the contract)]x (1+ the VAT rate adjusted by the state). At the time of settlement, the settlement amount shall be adjusted in accordance with the aforementioned adjustment method for the amount paid after the date of implementation of the national policy of adjusting tax rate. Party B shall not require Party A to change the contract price on the basis of tax policy adjustment.

3.3	The type of invoice provided by Party B is: _A_;

A. Special VAT invoice; B. General VAT invoice

3.4	Payment period: Party A shall make the payment within 45 natural days after meeting the payment terms stipulated in this contract and the attached Fee Details and Payment Method.

3.5	Proportion of advance payment: 0%

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3.6	Proportion of quality assurance deposit: 0%

3.7	Other agreements on contract price & payment method: Please refer to the attached Fee Details and Payment Method for details.

4	Warranty liability

4.1	Party B shall undertake the following obligations for performance guarantee to Party A: C

A.	Party B shall submit to Party A performance bond in the amount of [ ] within 15 days after the signing of this contract by both parties. Upon termination of this contract and Party B’s fulfillment of all rights and obligations as agreed herein, Party A shall refund the performance bond (balance) without interest within fifteen business days upon receipt of party B’s refund application and official financial receipt.

B.	Party B shall submit to Party A performance guarantee in the amount of [ ] within 15 days after the signing of this contract by both parties. The performance guarantee shall be terminated upon termination of the cooperation between both parties and fulfillment of all rights and obligations agreed herein.

C.	Not applicable

4.2	The performance guarantee submitted by Party B shall be an irrevocable demand guarantee issued by a bank approved by Party A in accordance with Party A’s requirements (the form of the performance guarantee shall be subject to the text provided by Party A). The performance guarantee is one of the prerequisites for the payment of the contract price.

5	Party A’s rights and obligations

5.1	Party A shall appoint a specially assigned person (subject to single item) to be responsible for communicating with Party B during the production process, coordinate shooting, provide production materials and written suggestions, and take responsibility for following up the project progress, project quality, project acceptance, etc.

5.2	Party A shall have the right to make suggestions on the modification of the sample provided by Party B, and Party B shall make modification according to the suggestions made by Party A until Party A is satisfied. Party A shall, on the basis of respecting the results of Party B’s labor, provide Party B with modification suggestions in a centralized way, so that Party B can make unified modification.

5.3	Party A shall have the right to adjust the service contents, delivery time and place before Party B submits the service results. If Party A issues a written notice to Party B prior to the adjustment, Party A shall not bear the cost.

5.4	Party A owns all intellectual property rights generated by Party B during the execution of the video project. Except for the purpose of performance of this project, Party B shall not use them or authorize others to use them in any form, otherwise Party A shall have the right to make Party B held legally liable for this, and Party B shall bear all losses caused thereby.

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5.5	Party A shall be entitled to the copyright of outdoor scenes, indoor scenes, clips of image publicity film and other materials shot during the execution of this project. After the completion of this project, Party B’s material library shall be emptied and no materials or information related to this project shall be retained.

5.6	After the video passes the acceptance inspection, Party A shall sign and receive the Video Acceptance Confirmation Form. Both parties agree to take the Video Acceptance Confirmation Form as the basis for settlement. If the whole video fails to pass the acceptance inspection, Party A shall have the right to request Party B to make adjustment, rework, reduce the price and conduct other rectification work.

6	Party B’s rights and obligations

6.1	Party B shall not refuse the service requirements assigned by Party A without justified reasons and shall perform relevant obligations as agreed herein. Within seven days prior to the actual implementation of the service, Party A shall have the right to request Party B to change the service contents or cancel this project by notice in writing, Party b shall not refuse it without justified reasons, and Party A shall not bear any responsibility and expense for this. If Party A cancels this project after the implementation of Party B’s services, both parties shall settle the accounts according to the actual performance.

6.2	Party B shall not subcontract the entire or any part of this contract to any third party in any name without the prior written permission of Party A (Party A may decide whether to grant such license at its own discretion). For subcontracting agreed by Party A, Party B shall ensure that the subcontractor shall not conduct subcontracting again; for any subcontracting, Party B shall be still directly and solely responsible for the subcontracting, even with the consent of Party A.

6.3	In order to provide better services for Party A, Party B shall have a service team dedicated to Party A’s video production project, and the service team shall have at least [7] people: [1] project leader, and Party B shall ensure that additional personnel can be sent at any time upon the request of large-scale video shooting. Party B shall consult Party A in advance and obtain Party A’s approval before replacing its service team members. Meanwhile, Party B shall ensure the participation of its management in the entrusted service in due course. All matters related to this contract handled by Party B’s team members shall be deemed to have been authorized by Party B, and Party B shall assume full responsibility for the behaviors of its service personnel.

6.4	Party A shall have the right to propose adjustments to the personnel structure of Party B’s service team, and Party B shall make corresponding adjustments to the service team as required by Party A.

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6.5	Party B shall establish a corresponding regular meeting system to communicate and negotiate with Party A’s personnel in terms of the creation and production of relevant videos on a regular basis. For Party A’s requirements for video creation, shooting execution, design and production and other related services, Party B shall complete the corresponding operations with quality and quantity guaranteed within the agreed time limit, otherwise, Party A shall have the right to deduct the corresponding fees according to the quality of the services provided by Party B. If any loss is caused to Party A, Party A reserves the right to claim compensation from Party B according to law, and Party B shall bear relevant legal liabilities and losses.

6.6	Party B shall make a good summary of each item and submit a written summary report in the format prescribed by Party A within 3 working days after each item is completed. Party B shall collect and sort out competitors’ advertising information, make timely analysis and give suggestions on the countermeasures for planning.

6.7	Any third-party individual or organization (including but not limited to photographers, illustrators, models, speakers and singers) hired by Party B in connection with the performance hereof shall obtain prior written consent of Party A, otherwise, Party A shall have the right to refuse to pay the corresponding fees.

6.8	Party B shall be responsible for the planning and execution of this project, and shall strictly comply with the requirements of the planning scheme agreed upon by both parties, and shall not modify or cut the production content without permission.

6.9	Party B shall guarantee the confidentiality of all information and various materials provided by Party A during the project and video production period, and Party B shall properly keep them and shall not disclose them in any form.

6.10	Party B warrants that it has all the qualifications and rights necessary to perform this agreement. If Party B fails to perform this agreement due to the above mentioned problems, party B shall refund all payments received by it to Party A, and Party A shall not have to pay any fees to Party B, and Party B shall also bear all losses caused to Party A thereby.

6.11	Party B shall guarantee the legality of the use of the materials adopted in the video project. Any copyright dispute arising from the use of materials by a third party other than Party A and Party B shall be borne and solved by Party B, and Party B shall compensate Party A for all losses incurred thereby.

6.12	All personnel of Party B shall keep strictly confidential the planning ideas, project promotion, costs, information of Party A’s participants, Party A’s trade secrets and other contents involved in this project.

6.13	Party B shall comply with the Advertising Law of the People’s Republic of China, the Interim Measures for the Administration of Internet Advertising as well as relevant laws and regulations in providing JD brand image and/or event promotion, video production, online communication and other promotional services.

6.14	In the process of brand promotion, Party B shall earnestly maintain the brand image of Party A and JD, comply with advertising law/e-commerce law and other relevant laws and regulations, and strictly avoid infringement, wrong values guidance, pornographic and political contents and other creativity red line and rough creativity.

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6.15	Party B shall abide by JD brand management standards (including but not limited to brand VI specification, Joy image specification, etc., details can be found at https://brand. jd.com/WorkFlow/rule/rule. html), and shall earnestly carry out the promotion in accordance with the standards to avoid the basic errors in brand application.

6.16	In the process of cooperation between Party A and Party B, if Party B needs to use the brands and sub-brands of Party A, it must be authorized by Party A or JD on the basis of meeting the requirements of relevant national laws and regulations, and strictly follow the relevant specifications published on JD brand management platform during the use. If it is found that it fails to meet the requirements of JD during the use and causes damage to the brand image and interests of JD, Party A shall have the right to immediately revoke the authorization and make Party B held legally liable for this.

6.17	Party B shall set up a full-time or part-time Social/ creative content audit position to ensure the audit of Social/ creative content. Party B warrants that the creative content provided to Party A complies with the basic review standards for online short video content, and the short video programs played on the Internet, including their titles, names, comments, bullet screens and emoticons, its language, performance, subtitles and background shall comply with relevant laws and regulations on the Internet, as well as the policies and requirements of the national government on Internet security management.

6.18	When Party B provides Party A with specific promotion services hereunder, considering that Party B expects to establish/have established good long-term cooperative relationship with JD, under the full trust of both parties, the information exchanged during the cooperation or the relevant information provided by Party A to Party B may involve relevant business models, market development plans, publicity schemes, public relations strategies and other trade secrets of JD, the abovementioned trade secrets are crucial to JD to maintain its competitive advantages; Given the fierce competition pattern in the e-commerce industry, if the aforementioned trade secrets are disclosed, the competition environment of JD may be greatly deteriorated in a short period of time, and the losses caused to JD will be hard to make up and be irreversible. Based on the foregoing and other provisions hereof, Party B agrees to make the following commitments for closer cooperation between both parties:

1)	At present, there is no subject that has competitive relations with Party A (including but not limited to Tmall, Taobao, Juhuasuan, Idlefish, Suning, Gome, Vipshop, Amazon, Dangdang, NetEase Kaola, Mogu Street, Mia Baby and Little Red Book, Party A may add competitive products in due time, but it shall notify Party B one month in advance) participating in or holding shares;

2)	At present, there is no circumstance that it is controlled by a subject who has competitive relations with Party A through contractual relationship and other non-equity means;

3)	The working team offering service for Party A shall do a good job in information security isolation from the team that may undertake business of a subject that has competitive relations with Party A to ensure that Party A’s information will not be disclosed within Party B.

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6.19	Party B and its representatives shall not conduct any act in violation of the laws, regulations and policies of China, which may cause significant damage to JD (including damage to its goodwill), or it shall be deemed as a serious breach of contract by Party B, Party A shall have the right to terminate this agreement immediately upon written notice and require Party B to return to Party A all the prices (if any) paid by Party A pursuant to this agreement, and Party A shall not assume any liability. If Party B causes losses to Party A due to this, Party B shall be liable for compensation.

For the purposes of this article, “representative” refers to the affiliated parties of Party B, the directors, officers and employees of Party B and its affiliated parties, and the external consultants or agents employed by Party B and its affiliated parties. “Affiliated party” refers to, for a party, an entity or person that it directly or indirectly controls, that it is directly or indirectly controlled, or under the direct or indirect control of the same third party through shares, equity or any other arrangement, where “control” means that it directly or indirectly owns more than 50% equity, interests or voting rights in the entity, or has the power to appoint or elect a majority of the directors of the entity, or otherwise has the ability to directly or indirectly influence the operations and policies of the entity.

7	Acceptance inspection

7.1	The service results and quality delivered by Party B shall meet the requirements in this contract, including but not limited to the subject matter hereof, acceptance standards, drawings and relevant national and industrial standards. If the standards and conditions agreed herein are not met, Party B shall take remedial measures such as free rectification and price adjustment, and shall bear the losses caused to Party A thereby.

7.2	If Party B’s deliverables are not up to standard or Party A puts forward suggestions for modification, Party B shall complete the modification or rectification within five working days after receiving notice from Party A.

7.3	After the formal acceptance, Party A shall sign the Video Acceptance Confirmation Form, and Party B shall hand over all the information related to the service to Party A within three days after the acceptance by Party A.

7.4	If Party B shall provide training, Party B shall provide free training in accordance with the training plan approved by Party A.

7.5	No matter whether the products have actually been delivered or have passed the acceptance inspection, Party B shall not be entitled to the real rights and intellectual property rights of the service results.

8	Intellectual property guarantee

8.1	Party A authorizes Party B to use its trademark and enterprise name for the purposes set forth herein, and Party B warrants that it shall use Party A’s trademark and enterprise name in a correct and reasonable manner, shall not alter or distort its overall image or its part thereof without authorization, and shall get written consent of Party A prior to use.

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8.2	For the information provided by Party A to Party B under this contract as well as the creative ideas, design, graphics, pictures, text, etc. contained in the information and works resulting from this contract (including but not limited to any pattern, image, dubbing, music, text, feature films, cartoon image, FLASH, etc., no matter whether it is finally selected by Party A), all the intellectual property rights and/or other rights and interests shall be owned by Party A. Without Party A’s prior written permission, Party B shall not use or license any third party to use them for any purpose other than those in this contract. Upon the termination of a single item or the expiration, termination or dissolution of this agreement, Party B shall immediately stop using Party A’s trademark and trade name.

8.3	The intellectual property rights of all design schemes and materials shall be owned by Party A. and without Party A’s written permission, Party B shall not reproduce or divulge such intellectual property rights.

8.4	Party B warrants that the service deliverables submitted by it do not and will not infringe the intellectual property rights, proprietary technologies or trade secrets of any third party within or outside China, and Party A is exempted from any and all liabilities arising out of or in connection with the alleged infringement of such rights; In case of any of the aforementioned situations in the service deliverables submitted by Party B, Party B shall immediately correct such breach and shall be responsible for handling such breach at its own expense and shall indemnify Party A for any and all costs, expenses and losses incurred thereby, including but not limited to attorney fees, investigation fees, and all other direct and indirect losses, etc.

9	After-sales service

9.1	After the service results have been delivered and accepted by Party A, Party B agrees to provide free service support within one year after the end of the cooperation due to the business needs of Party A, and if part of the content subsequently involved needs to be adjusted or improved, and the content involved in the adjustment does not exceed 5%.

10	Confidentiality clause

10.1	Party B shall perform the obligation of confidentiality under this contract. Without the prior written consent of Party A, Party B shall not publish or disclose this contract or any of its details in any business activities, technical documents or other places, nor shall Party B reproduce all or part of the information related to this contract to the outside world.

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10.2	Party B shall not store any direct or indirect information obtained from Party A during the cooperation on cloud or third-party servers outside both parties; If it is necessary to use the data storage service provided by the third party, it shall voluntarily report to Party A and obtain written consent of Party A. Otherwise, Party A shall be deemed to have violated the confidentiality agreement signed by both parties, and Party A shall have the right to choose to dissolve this contract or continue to perform this contract; If Party A chooses to dissolve this contract, Party B shall be liable for breach of contract in accordance with the confidentiality agreement; If Party A chooses to continue to perform this contract, both parties shall renegotiate the terms hereof.

10.3	For other confidentiality requirements, please refer to the attached Confidentiality Agreement.

11	Liability for breach of contract

11.1	If Party B breaches any provision hereof, Party A shall have the right to terminate this contract unless otherwise agreed herein. In addition, Party A shall still have the right to claim indemnity against Party B and other claims permitted by law.

11.2	If Party B fails to perform its obligations hereunder, Party A may perform such obligations by itself or entrust others to do so, and all expenses incurred thereby shall be borne by Party B. Meanwhile, Party A shall charge corresponding management fee equal to 20% of the expenses incurred.

11.3	If Party B subcontracts any part or all of this contract without prior written consent of Party A, Party A shall have the right to terminate this contract and require Party B to pay 30% of the purchase amount as liquidated damages, and Party A shall have the right to suspend all payments due until such unauthorized subcontracting behavior is fully corrected.

11.4	If Party B breaches its obligations under the clause “intellectual property rights” in this contract, Party A shall have the right to immediately dissolve this contract and require Party B to compensate for all losses.

11.5	In case of any property loss or personal injury caused by Party B or its employees, Party B’s suppliers or subcontractors (if any), Party B shall be fully liable for compensation and ensure that Party A is not subject to any claim or penalty in any form, otherwise, Party A shall have the right to claim compensation from Party B.

11.6	Party B shall not refuse the project requirements proposed by Party A. If Party B refuses it, it shall bear the relevant liability for breach of contract. Party B shall compensate Party A a penalty of 100,000 yuan for rejecting one single item. If Party B is unable to undertake the single item of Party A under special circumstances, it shall communicate with Party A. Upon confirmation by Party A, Party B may not be liable for the relevant breach of contract.

11.7	For a single item of Party A, after Party B has confirmed in writing to undertake it, if Party B quits it unilaterally, it shall be confirmed in writing by Party A. If Party B unilaterally quits it without Party A’s confirmation and affects the implementation of Party A’s item, Party B shall bear all losses incurred in the item, and Party A shall require Party B to pay 200,000 yuan as liquidated damages.

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11.8	Party B shall provide the scheme based on Party A’s requirements and expected effect, and shall make implementation in accordance with the planning scheme confirmed in writing by both parties, and shall accept Party A’s supervision and guidance, and shall not alter the plan without Party A’s written permission.

11.9	If Party B breaches this contract and Party A assumes the liability for compensation due to this, Party A may suspend the payment to Party B or directly deduct the compensation from the amount payable to Party B, provided that Party A shall give a timely notice to Party B. If the amount payable is insufficient to compensate for the relevant injury or loss, Party A shall have the right to require Party B to continue to make up for it.

11.10	If Party B breaches this contract and still fails to meet Party A’s requirements within 5 days upon Party A’s written notice to Party B for rectification, Party A shall have the right to immediately dissolve this contract, and shall have the right to require Party B to refund the corresponding amount which has been paid, and bear no less than 30% of the cost of the single item or require Party B to pay liquidated damages of 200,000 yuan as liquidated damages (whichever is higher).

11.11	If the subject matter delivered by Party B fails to meet the standards agreed herein, Party A shall have the right to reject it and/or request for rectification and/or termination of this contract, and Party B shall still be liable for Party A’s losses and assume 30% of the contract amount for breach of contract. Upon receipt of the liquidated damages, Party A shall issue a financial receipt to Party B. Within the period in which Party B is responsible for the quality, if there is any quality problem with the subject matter, Party B shall be responsible for repairing, replacing or returning the product within a reasonable period. Any loss caused to Party A due to the quality problem of the subject matter shall be borne by Party B.

11.12	Party B shall deliver the relevant documents, materials and final products to Party A in accordance with the requirements and time specified in this contract and the Statement of Account (Attachment 7), otherwise, Party B shall pay liquidated damages equal to 1% of the total amount in the Statement of Account to Party A on daily basis. If Party B delays delivery for more than 10 days, Party A shall have the right to dissolve this contract, and Party B shall pay liquidated damages equal to 20% of the total amount in the Statement of Account to Party A.

11.13	In order to avoid any conflict of interest, Party B shall notify Party A 60 days prior to the date of occurrence of any of such circumstances if Party B has been involved with the circumstances mentioned in Item 18 of Article 6 or will be involved with it in the future, and obtain written consent of Party A. At that time, Party A shall have the right to dissolve this contract or choose to continue to perform this contract; If Party A chooses to dissolve this contract, Party B shall pay Party A [500,000] yuan as liquidated damages. If Party B refuses to make the payment, Party A shall have the right to deduct it directly from any payables of Party A or Party A’s affiliated companies to Party B; If Party A chooses to continue to perform this contract, Party B shall set up a firewall (including but not limited to distinguishing team members, data classification management and other means) to ensure that Party A’s trade secrets will not be disclosed, meanwhile, both parties shall renegotiate the contract terms, etc.

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12	Termination and dissolution of this contract

12.1	During the performance of this contract, Party A shall have the right to terminate or dissolve this contract 15 natural days in advance, and Party A shall not be liable for breach of contract.

12.2	The termination of this contract shall not affect the service guarantee, after-sales service, liability for breach of contract, confidentiality obligation, anti-commercial bribery and other obligations of both parties according to law and agreement.

13	Force majeure

13.1	Force majeure described in this contract refers to any event whose occurrence and consequences are unpreventable, unavoidable, unforeseeable and insurmountable, such as but not limited to earthquake, typhoon, flood, fire, embargo, riot or war, etc.

13.2	If either party is affected by war, severe fire, typhoon, earthquake, flood or other unforeseeable, unavoidable or insurmountable events in its performance of obligations under this contract, it shall notify the other party by fax within 48 hours after the occurrence of the force majeure event, submit the documents issued by the competent certifying institution to the other party by express mail within 14 days after the occurrence of the event.

13.3	If either party is unable to perform this contract in part or in whole due to force majeure events, it shall be exempted from the liability for breach of contract. However, if force majeure occurs after one party delays in performing this contract, it shall not be exempted from liability.

13.4	The party affected by force majeure shall take effective measures to prevent the loss from being expanded. If the loss is made to be expanded since the party fails to take effective measures, it shall be liable for compensation to the other party against the expanded part.

13.5	The party affected by the force majeure event shall continue to perform its obligations under this contract immediately after the end of the force majeure event or the elimination of the effect, and the term of performance of the contract shall be extended accordingly. If the force majeure event lasts for more than 120 days, either party shall have the right to terminate this contract by giving a written notice to the other party, and Party A shall pay Party B the contract amount for the part confirmed by Party A.

14	Applicable law and dispute resolution

14.1	The performance of this contract and the settlement of disputes shall be governed by the laws and regulations of the People’s Republic of China.

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14.2	All disputes arising from or in connection with this contract or its performance shall be settled by both parties through friendly consultation; if consultation fails, either party may file a lawsuit with the people’s court having jurisdiction over the place where this contract is signed. Any reasonable expenses incurred in the settlement of the dispute, including but not limited to: legal costs, notarization and witness costs, verification costs, attorney’s fees and travel expenses of relevant personnel, shall be borne by the party liable for the fault according to the circumstances of the fault. In the course of consultation, mediation and litigation, both parties shall continue to perform their respective obligations under this contract to ensure the normal progress of this project.

15	Notice and delivery

15.1	During the performance of this contract, both parties shall standardize the delivery mode of documents. Unless otherwise agreed by both parties, the documents exchanged between both parties shall be deemed to have been delivered if it meets the following circumstances:

15.1.1	If the documents are signed in person by the contact persons designated by both parties in writing, the time of signing in person shall be taken as the time of service:

15.1.2	In the form of E-mail notifications, through the system confirmation, the time when it has been successfully delivered to the contact person’s email address designated by both parties in writing shall be taken as the time of service;

15.1.3	In the form of EMS and other forms of express delivery in which the status of real-time delivery can be confirmed, the contact person specified in writing by both parties must be specified, and the delivery date confirmed by the party sending express delivery shall be taken as the date of service;

15.1.4	If either party rejects the document, the time of rejection shall be taken as the time of service.

15.2	Either party shall notify the other party in writing fifteen (15) days in advance of the change of domicile address or the determination of another place of service; If any notice or any other written document of the other party fails to be served due to the failure of timely notification, all legal liabilities arising therefrom shall be borne by the notifying party.

16	Other agreements

16.1	If any provision of this contract is wholly or partially invalid or unenforceable, such invalid or unenforceable provision shall be superseded by a valid and enforceable provision closest to the intent of the original provision, and the remaining provisions of this contract shall remain valid and binding.

16.2	This contract shall come into force on the date of execution hereof upon being affixed with seals by both parties and shall become null and void automatically upon the proper and full performance of respective duties by both parties.

16.3	The attachments to this contract is the integral part of this contract and has the same legal effect as this contract.

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16.4	Both parties agree that all terms of this contract are entered into by both parties through equal consultation, and there is no standard contract and standard term.

16.5	This contract is made in quadruplicate, with each party holding two copies. Both copies have the same legal effect. If both parties sign the electronic contract with the electronic signature and seal provided by the third-party electronic authentication service company, both parties can download and save the electronic contract document, which cannot be tampered with and is legally binding.

16.	6 Attachment details:

Attachment 1: Letter of Authorization of Party B’s Handler

Attachment 2: Confidentiality Agreement

Attachment 3: Anti-commercial Bribery Agreement

Attachment 4: Service Contents and Assessment Criteria

Attachment 5: Fee Details and Payment Method

Attachment 6: Video Acceptance Confirmation Form

Attachment 7: Statement of Account

(There is no text below)

Party A’s seal:		Party B’s seal:

	Special seal of Guangxi JD Xinjie E-commerce Co. Ltd. for contractual use		Special seal of Leshare Star (Beijing) Technology Co., Ltd. for contractual use